Exhibit 99.1

FOR:	Jarden Corporation

CONTACT:	Paul J. Warburg
Vice President, Finance
914-967-9400

Investor Relations: Erica Pettit
Press: Evan Goetz/ Megan Crudele
FD
212-850-5600

FOR IMMEDIATE RELEASE

JARDEN REPORTS RECORD THIRD QUARTER 2010 RESULTS

RYE, N.Y., October 28, 2010 — Jarden Corporation (NYSE: JAH) today reported its financial results for the three and nine months ended September 30, 2010.

For the three months ended September 30, 2010, net sales increased 18.5%, with organic net sales growth of 7.3%, to $1.6 billion compared to $1.4 billion for the same period in the previous year. For the three months ended September 30, 2010, the Company recorded net income of $80.6 million, or $0.90 per diluted share, compared to net income of $73.7 million, or $0.83 per diluted share, for the same period in 2009. On a non-GAAP basis, adjusted net income for the three months ended September 30, 2010 was $86.1 million, or $0.96 per diluted share, compared to $82.2 million, or $0.93 per diluted share, for the same period in 2009. The three months ended September 30, 2010 include the results from the Mapa Spontex acquisition.

For the nine months ended September 30, 2010, net sales increased 15.4%, with organic net sales growth of 6.5%, to $4.3 billion compared to $3.8 billion for the same period in the previous year. For the nine months ended September 30, 2010, the Company recorded net income of $60.0 million, or $0.67 per diluted share, compared to net income of $127.5 million, or $1.53 per diluted share, for the same period in 2009. On a non-GAAP basis, adjusted net income was $183.8 million, or $2.04 per diluted share, for the nine months ended September 30, 2010, compared to $152 million, or $1.82 per diluted share, for the same period in 2009. The nine months ended September 30, 2010 include the results from the Mapa Spontex acquisition since April 1, 2010.

Please see the schedule accompanying this release for a reconciliation of non-GAAP segment earnings, adjusted net income, adjusted diluted earnings per share and organic growth to the comparable GAAP measures.

“Our third quarter results, which were led by another solid performance in our Outdoor Solutions and Consumer Solutions segments, once again demonstrate that Jarden continues to execute well in the current macro environment,” said Martin E. Franklin, Chairman and Chief Executive Officer of Jarden Corporation. “Overall organic sales for the quarter increased more than seven percent. Notably, we achieved record segment earnings as consumers continued to turn to Jarden’s portfolio of leading brands and innovative products.”

Mr. Franklin continued, “The business has performed exceptionally well year-to-date, growing in many of our existing categories, leveraging our brands into adjacent categories, and expanding our presence in under-penetrated geographies. Based on current trends within our businesses, we believe that organic top-line growth will continue in 2011 within our 3-5% long-term range. At the same time, we are focusing on enhancing our margins through continuous operational improvement initiatives, new product introductions and pricing to partially offset the cost increases experienced in 2010.”

The Company will be holding a conference call at 4:45 p.m. (EDT) today, October 28, 2010, to further discuss its third quarter results. To listen to the call by telephone, please dial 888-239-5289 (domestic) or 913-312-1496 (international) and provide passcode 5104801. The call will be simultaneously webcast at www.jarden.com. Supplemental information can be found in the Investor Relations section of the Company’s website. A replay of the call and webcast will be available for three weeks shortly after completion of the live call. To access the replay, call 888-203-1112 (domestic) or 719-457-0820 (international) and provide passcode 5104801 or visit www.jarden.com.

Jarden Corporation is a leading provider of niche consumer products. Jarden operates in three primary business segments through a number of well recognized brands, including: Outdoor Solutions: Abu Garcia®, Aero®, Berkley®, Campingaz® and Coleman®, Fenwick®, Gulp!®, K2®, Marker®, Marmot®, Mitchell®, Penn®, Rawlings®, Shakespeare®, Stearns®, Stren®, Trilene®, Völkl® and Zoot®; Consumer Solutions: Bionaire®, Crock-Pot®, FoodSaver®, Health o meter®, Holmes®, Mr. Coffee®, Oster®, Patton®, Rival®, Seal-a-Meal®, Sunbeam®, VillaWare® and White Mountain®; and Branded Consumables: Ball®, Bee®, Bicycle®, Billy Boy®, Crawford®, Diamond®, Dicon®, Fiona®, First Alert®, First Essentials®, Forster®, Hoyle®, Kerr®, Lehigh®, Leslie-Locke®, Lillo®, Loew Cornell®, Mapa®, NUK®, Pine Mountain®, Spontex® and Tigex®. Headquartered in Rye, N.Y., Jarden has over 25,000 employees worldwide. For more information, please visit www.jarden.com.

Note: This news release contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s adjusted earnings per share, repurchase of shares of common stock from time to time under the Company’s stock repurchase program, the outlook for the Company’s markets and the demand for its products, estimated sales, segment earnings, earnings per share, cash flows from operations, free cash flow, future revenues and gross, operating and EBITDA margin improvement requirement and expansion, organic growth, the success of new product introductions, growth in costs and expenses, the impact of commodities, currencies and transportation costs and our ability to manage our risk in these areas, and the impact of acquisitions, divestitures, restructurings, and other unusual items, including Jarden’s ability to integrate and obtain the anticipated results and synergies from its consummated acquisitions. These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company’s periodic and other reports filed with the Securities and Exchange Commission.

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except earnings per share)

	Three months ended
	September 30, 2010			September 30, 2009
	As Reported (GAAP)	Adjustments (1)(3)	Adjusted (non-GAAP) (1)(3)	As Reported (GAAP)	Adjustments (1)(3)	Adjusted (non-GAAP) (1)(3)

Net sales	$1,601.9	$—	$1,601.9	$1,351.3	$—	$1,351.3

Cost of sales	1,144.0	—	1,144.0	954.5	—	954.5

Gross profit	457.9	—	457.9	396.8	—	396.8
Selling, general and administrative expenses	281.1	(3.7)	277.4	237.7	(4.6)	233.1
Reorganization and acquisition-related integration costs, net	—	—	—	4.3	(4.3)	—

Impairment of goodwill and other intangible assets	0.7	—	0.7	—	—	—

Operating earnings	176.1	3.7	179.8	154.8	8.9	163.7
Interest expense, net	46.2	—	46.2	35.2	—	35.2

Income before taxes	129.9	3.7	133.6	119.6	8.9	128.5
Income tax provision	49.3	(1.8)	47.5	45.9	0.4	46.3

Net income	$80.6	$5.5	$86.1	$73.7	$8.5	$82.2

Earnings per share:
Basic	$0.91		$0.97	$0.84		$0.93
Diluted	$0.90		$0.96	$0.83		$0.93
Weighted average shares outstanding:
Basic	88.9		88.9	88.0		88.0
Diluted	89.6		89.6	88.8		88.8

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except earnings per share)

	Nine months ended
	September 30, 2010			September 30, 2009
	As Reported (GAAP)	Adjustments (1)(3)	Adjusted (non-GAAP) (1)(3)	As Reported (GAAP)	Adjustments (1)(3)	Adjusted (non-GAAP) (1)(3)

Net sales	$4,338.5	$—	$4,338.5	$3,759.9	$—	$3,759.9

Cost of sales	3,159.9	(25.3)	3,134.6	2,714.4	—	2,714.4

Gross profit	1,178.6	25.3	1,203.9	1,045.5	—	1,045.5
Selling, general and administrative expenses	892.8	(105.1)	787.7	706.8	(12.3)	694.5
Reorganization and acquisition-related integration costs, net	—	—	—	22.5	(19.3)	3.2

Impairment of goodwill and other intangible assets	19.0	(18.3)	0.7	—	—	—

Operating earnings	266.8	148.7	415.5	316.2	31.6	347.8
Interest expense, net	130.3	—	130.3	110.2	—	110.2

Income before taxes	136.5	148.7	285.2	206.0	31.6	237.6
Income tax provision	76.5	24.9	101.4	78.5	7.1	85.6

Net income	$60.0	$123.8	$183.8	$127.5	$24.5	$152.0

Earnings per share:
Basic	$0.67		$2.06	$1.54		$1.84
Diluted	$0.67		$2.04	$1.53		$1.82
Weighted average shares outstanding:
Basic	89.1		89.1	82.6		82.6
Diluted	89.9		89.9	83.4		83.4

See Notes to Earnings Release attached

JARDEN CORPORATION

CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions)

	September 30, 2010	September 30, 2009	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$456.1	$642.9	$827.4
Accounts receivable, net	1,121.3	916.7	851.3
Inventories	1,405.1	1,172.4	974.1
Deferred taxes on income	161.8	132.4	153.2
Prepaid expenses and other current assets	162.6	126.7	182.0

Total current assets	3,306.9	2,991.1	2,988.0

Property, plant and equipment, net	646.5	508.6	505.7
Goodwill	1,626.1	1,532.6	1,518.4
Intangible assets, net	1,024.9	939.6	926.8
Other assets	126.9	87.9	84.7

Total assets	$6,731.3	$6,059.8	$6,023.6

Liabilities and stockholders’ equity
Current liabilities:
Short-term debt and current portion of long-term debt	$432.1	$278.7	$520.3
Accounts payable	592.5	467.8	390.7
Accrued salaries, wages and employee benefits	178.9	158.3	162.3
Taxes on income	38.7	37.1	26.6
Other current liabilities	485.5	399.9	384.6

Total current liabilities	1,727.7	1,341.8	1,484.5

Long-term debt	2,523.6	2,400.9	2,145.9
Deferred taxes on income	341.6	231.9	300.9
Other non-current liabilities	342.9	329.9	325.5

Total liabilities	4,935.8	4,304.5	4,256.8

Total stockholders’ equity	1,795.5	1,755.3	1,766.8

Total liabilities and stockholders’ equity	$6,731.3	$6,059.8	$6,023.6

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

	Three months ended		Nine months ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Cash flows from operating activities:
Net income	$80.6	$73.7	$60.0	$127.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36.5	32.7	103.0	94.4
Venezuela hyperinflationary and devaluation charges	—	—	78.1	—
Impairment of goodwill and other intangible assets	0.7	—	19.0	—
Other non-cash items	46.1	37.5	49.6	56.8
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(70.8)	(95.5)	(135.1)	(8.4)
Inventory	(84.8)	(38.2)	(291.0)	36.4
Accounts payable	(17.3)	48.3	124.3	35.6
Other current assets and liabilities	25.1	58.7	6.3	5.9

Net cash provided by operating activities	16.1	117.2	14.2	348.2

Cash flows from financing activities:
Net change in short-term debt	51.4	(6.3)	59.1	(139.4)
Proceeds from issuance of senior debt	—	—	486.1	292.2
Payments on long-term debt	(2.7)	(56.0)	(258.2)	(350.3)
Proceeds from issuance of stock, net of transaction fees	0.3	0.6	4.0	203.3
Repurchase of common stock and shares tendered for taxes	(9.5)	—	(37.2)	(0.5)
Debt issuance costs	(5.1)	(7.1)	(17.7)	(16.9)
Dividends paid	(7.3)	—	(21.4)	—
Other, net	—	—	(5.0)	—

Net cash provided by (used in) financing activities	27.1	(68.8)	209.7	(11.6)

Cash flows from investing activities:
Additions to property, plant and equipment	(31.0)	(31.8)	(95.6)	(76.2)
Acquisition of businesses, net of cash acquired and earnout payments	19.1	(1.7)	(489.5)	(13.7)
Other	0.8	(6.7)	9.8	(11.0)

Net cash used in investing activities	(11.1)	(40.2)	(575.3)	(100.9)

Effect of exchange rate changes on cash and cash equivalents	14.1	8.5	(19.9)	14.4

Net increase (decrease) in cash and cash equivalents	46.2	16.7	(371.3)	250.1
Cash and cash equivalents at beginning of period	409.9	626.2	827.4	392.8

Cash and cash equivalents at end of period	$456.1	$642.9	$456.1	$642.9

See Notes to Earnings Release attached

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Outdoor Solutions	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Three months ended September 30, 2010
Net sales	$604.7	$534.0	$393.0	$83.5	$(13.3)	$1,601.9	$—	$1,601.9

Segment earnings (loss)	$83.9	$75.0	$61.5	$7.8	$—	$228.2	$(14.9)	$213.3

Adjustments to reconcile to reported operating earnings (loss):
Impairment of goodwill and other intangibles	—	(0.7)	—	—	—	(0.7)	—	(0.7)
Depreciation and amortization	(15.3)	(7.1)	(10.7)	(2.9)	—	(36.0)	(0.5)	(36.5)

Operating earnings (loss)	$68.6	$67.2	$50.8	$4.9	$—	$191.5	$(15.4)	$176.1

	Outdoor Solutions	Consumer Solutions (b)	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Three months ended September 30, 2009
Net sales	$565.7	$510.3	$224.6	$60.8	$(10.1)	$1,351.3	$—	$1,351.3

Segment earnings (loss)	$85.0	$86.7	$36.6	$7.6	$—	$215.9	$(24.1)	$191.8

Adjustments to reconcile to reported operating earnings (loss):
Reorganization and acquisition-related integration costs, net	(4.3)	—	—	—	—	(4.3)	—	(4.3)
Depreciation and amortization	(17.3)	(7.4)	(4.9)	(2.9)	—	(32.5)	(0.2)	(32.7)

Operating earnings (loss)	$63.4	$79.3	$31.7	$4.7	$—	$179.1	$(24.3)	$154.8

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Outdoor Solutions	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Nine months ended September 30, 2010
Net sales	$1,914.7	$1,252.5	$946.9	$265.2	$(40.8)	$4,338.5	$—	$4,338.5

Segment earnings (loss)	$253.1	$164.5	$134.3	$28.2	$—	$580.1	$(73.4)	$506.7

Adjustments to reconcile to reported operating earnings (loss):
Transaction related items	—	—	—	—	—	—	(14.5)	(14.5)
Venezuela hyperinflationary and devaluation charges	—	—	—	—	—	—	(78.1)	(78.1)
Impairment of goodwill and other intangibles	—	(0.7)	(18.3)	—	—	(19.0)	—	(19.0)
Fair value adjustment to inventory	—	—	(25.3)	—	—	(25.3)	—	(25.3)
Depreciation and amortization	(46.9)	(20.7)	(25.7)	(8.7)	—	(102.0)	(1.0)	(103.0)

Operating earnings (loss)	$206.2	$143.1	$65.0	$19.5	$—	$433.8	$(167.0)	$266.8

	Outdoor Solutions	Consumer Solutions (b)	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Nine months ended September 30, 2009
Net sales	$1,794.8	$1,218.4	$586.9	$196.9	$(37.1)	$3,759.9	$—	$3,759.9

Segment earnings (loss)	$227.4	$174.0	$80.7	$23.2	$—	$505.3	$(75.4)	$429.9

Adjustments to reconcile to reported operating earnings (loss):
Reorganization and acquisition-related integration costs, net	(19.3)	—	—	—	—	(19.3)	—	(19.3)
Depreciation and amortization	(49.8)	(20.7)	(14.7)	(8.6)	—	(93.8)	(0.6)	(94.4)

Operating earnings (loss)	$158.3	$153.3	$66.0	$14.6	$—	$392.2	$(76.0)	$316.2

(a)	Intersegment sales are recorded at cost plus an agreed-upon intercompany profit on intersegment sales.
(b)	For the three and nine months ended September 30, 2009, segment earnings for the Consumer Solutions segment included zero and $3.2 million of restructuring costs, respectively.

Jarden Corporation

Notes to Earnings Release

Note 1: Adjustments relate to items that are excluded from the “As Reported” results to arrive at the “Adjusted” results for the three months ended September 30, 2010 and 2009. For the three months ended September 30, 2010, the adjustment to net income is $3.7 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the three months ended September 30, 2010 is the tax provision adjustment of a tax benefit of $1.8 million which reflects the normalization of the adjusted results to the Company’s estimated 35.5% effective tax rate.

For the three months ended September 30, 2009, adjustments to net income consist of $4.3 million of reorganization and acquisition-related integration costs in the Outdoor Solutions segment and $4.6 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the three months ended September 30, 2009 is the tax provision adjustment of $0.4 million which reflects the normalization of the adjusted results to the Company’s estimated 36% effective tax rate.

For the nine months ended September 30, 2010, adjustments to net income consist of a $25.3 million of manufacturer’s profit in inventory charged to cost of sales which is the purchase accounting fair value adjustment to inventory primarily associated with the Mapa Spontex acquisition; $21.5 million non-cash charge associated with the devaluation of the Venezuelan Bolívar and an additional $56.6 million non-cash charge related to changing the functional currency of the Company’s Venezuela subsidiary from Bolívar to the U.S. dollar in accordance with recent guidance from the Securities and Exchange Commission; $24.6 million of transaction costs primarily associated with the Mapa Spontex acquisition; $18.3 million impairment charge to goodwill and various tradenames resulting from the decline in forecasted revenue from a major customer; $10.1 million of mark-to-market net gain primarily associated with the Company’s Euro denominated debt; and $12.5 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the nine months ended September 30, 2010 is the tax provision adjustment of $24.9 million which reflects the normalization of the adjusted results to the Company’s estimated 35.5% effective tax rate.

For the nine months ended September 30, 2009, adjustments to net income consist of $19.3 million of reorganization and acquisition-related integration costs in the Outdoor Solutions segment and $12.3 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the nine months ended September 30, 2009 is the tax provision adjustment of $7.1 million which reflects the normalization of the adjusted results to the Company’s estimated 36% effective tax rate.

Note 2: Organic net sales growth is a non-GAAP measure of net sales growth excluding the impacts of foreign exchange and the Mapa Spontex acquisition from year over year comparisons. The Company believes this measure provides investors with a more complete understanding of the underlying sales trends by providing net sales on a consistent basis. Organic net sales growth is also one of the measures used by management to analyze operating performance. The following table provides a reconciliation of organic net sales growth for the three and nine months ended September 30, 2010:

	Three months ended September 30, 2010	Nine months ended September 30, 2010
Reconciliation of Non- GAAP measure

Net sales growth	18.5%	15.4%

Foreign exchange impacts	1.7%	0.4%
Less: Mapa Spontex Acquisition	(12.9%)	(9.3%)

Organic net sales growth	7.3%	6.5%

Note 3: This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in maintaining and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business performance, and evaluates overall management with respect to such indicators. Additionally, the Company uses non-GAAP financial measures because the Company’s credit agreement provides for certain adjustments in calculations used for determining whether the Company is in compliance with certain credit agreement covenants, including, but not limited to, adjustments relating to non-cash purchase accounting adjustments, non-cash impairment charge of goodwill and other intangibles, certain reorganization and acquisition-related integration costs, transaction costs, non-cash Venezuela hyperinflationary and devaluation charges, mark-to-market net impact on Euro denominated debt, non-cash stock-based compensation costs and loss on early extinguishment of debt. These non-GAAP measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with GAAP.

# # #